Exhibit (a)(5)(Y)

Dassault Systèmes has updated its website at http://www.3ds.com/accelrys-tender-offer/.  The updated website includes the information filed herewith.

Global – English About 3DS Investors Events Press Releases Customer Stories Academia Jobs Passion for Innovation Sign In Industries Products & Services How to buy Support & Training Partners Accelrys tender offer Dassault Systèmes and Accelrys to Join Forces Important information On February 13, 2014, Dassault Systèmes filed with the SEC a tender offer statement on Schedule TO regarding the tender offer described on this website. The stockholders of Accelrys, Inc. ("Accelrys") are strongly advised to read the tender offer statement (as updated and amended) filed by Dassault Systèmes because it contains important information that Accelrys' stockholders should consider before tendering their shares.  The tender offer statement and other documents filed by Dassault Systèmes and Accelrys with the SEC are available for free at the SEC’s website (http://www.sec.gov) and may be obtained at no charge by directing a request by mail to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York, 10022 or by calling (888) 750-5834. Documentation regarding the offer Access Offer Document Related press releases 04-09-2014 - Dassault Systèmes Extends Tender Offer for Accelrys until April 22, 2014 03-26-2014 - Dassault Systèmes Extends Tender Offer for Accelrys until April 8, 2014 03-14-2014 - Dassault Systèmes Extends Tender Offer for Accelrys 02-14-2014 - Dassault Systèmes’ Tender Offer for Accelrys Commences 01-30-2014 - Dassault Systèmes and Accelrys to Join Forces Read more about Accelrys acquisition Quick links Text of January 30, 2014 Conference Call (pdf) January 30, 2014 Conference Call replay  Q&A Contact 3DS.Tenderoffer-Accelrys(at)3DS.COM Back to top About us About 3DS Investors Events Press releases Customer stories 3DS magazines Environmental responsibility Ethics and compliance 3DEXPERIENCE platform Support & Training Certified Hardware Documentation News Support Policies Learning paths & course catalogs All classes Connect with us Contact sales 3DStore 3DS Passport World presence Suppliers Jobs Contact us Popular Links DraftSight Download the 3D XML player Passion for Innovation 3DS Blogs Follow us Facebook Twitter Youtube channel RSS Legal Info | Terms of use | Privacy policy | Piracy © 2002-2014 Dassault Systèmes - All rights reserved Share Read more about Accelrys acquisition